EXHIBIT g.2

                                  AMENDMENT TO
               AMENDED AND RESTATED CORPORATE CUSTODIAL AGREEMENT


     AMERICAN FIDELITY DUAL STRATEGY FUND, INC., a Maryland corporation ("Principal"), and INVESTRUST, N.A., a national association ("Custodian"), amend the AMENDED AND RESTATED CORPORATE CUSTODIAL AGREEMENT (the "Agreement") made as of the 1st day of November, 2005, as follows:

1. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A attached to this Amendment.

2. Exhibit B to the Agreement is deleted in its entirety and replaced with Exhibit B attached to this Amendment.

     DATED March ___, 2006.

                                        "PRINCIPAL"

                                        AMERICAN FIDELITY DUAL STRATEGY
                                        FUND, INC.


                                        By:
                                             John W. Rex, President


                                        "CUSTODIAN"

                                        INVESTRUST, N.A.


                                        By:
                                             Dan Junkin, President

                                   EXHIBIT "A"


                        Authorized Employees/Signatories




NAME                               SIGNATURE
----                               ---------

Mark Nance                         --------------------------------------------


Robert Brearton                    --------------------------------------------


David R. Carpenter                 --------------------------------------------


Lucy Fritts                        --------------------------------------------


Kenneth D. Klehm                   --------------------------------------------

                                   EXHIBIT "B"

                               Authorized Advisors



Todd Investment Advisors, Inc.              Wedge Capital Management LLP
101 S. 5th Street, Suite 3160               301 South College Street, Suite 2920
Louisville, Kentucky  40202                 Charlotte, North Carolina  28202
Telephone:  (502) 585-3121                  Telephone:  (704) 334-6475
Facsimile:  (502) 585-4203                  Facsimile:  (704) 334-3542




The Renaissance Group LLC                   Quest Investment Management, Inc.
d/b/a Renaissance Investment Management     One SW Columbia, Suite 1100
The Baldwin Center, Suite 1200              Portland, Oregon 97258
625 Eden Park Drive                         Telephone:  (800) 224-0158
Cincinnati, Ohio  45202                     Facsimile:  (503) 221-0575
Telephone:  (513) 723-4500
Facsimile:  (513) 723-4512